UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 16, 2006

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2006, the Board of Directors of Exar Corporation approved the reimbursement of $364,238 of out-of-pocket expenses incurred by GWA Investments, LLC and GWA Master Fund, L.P. in connection with their solicitation of proxies in support of their director candidates Guy Adams, Richard Leza, and Peter Rodriguez, all of whom were elected to the Board of Directors at the 2005 Annual Shareholder Meeting. These costs have been accrued by the Company and are included in the Company’s statement of income for the quarter and fiscal period ended March 31, 2006. For additional information, see the Company’s press release announcing its results for the quarter and fiscal year ended March 31, 2006 filed with the SEC on a Form 8-K dated April 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION

By:	/s/ Ronald W. Guire
Ronald W. Guire Executive Vice President, Chief Financial Officer, Assistant Secretary and Director

Date: May 19, 2006